UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2017

Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL INC.	31-1163136
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Peaker Asset Sale

On December 15, 2017, DPL Inc. (“DPL”) and AES Ohio Generation, LLC (“AES Ohio”), a direct wholly-owned subsidiary of DPL, entered into an Asset Purchase Agreement with Kimura Power, LLC, as Buyer (“Kimura Power”), and, for certain limited purposes provided therein, Rockland Power Partners III, LP, as Guarantor, pursuant to which AES Ohio will, subject to the terms and conditions in the Asset Purchase Agreement, sell to Kimura Power (the “Peaker Asset Sale”) the generation and related assets for the following AES Ohio facilities (the “Peaker Assets”):

▪586.0 MW Tait combustion turbine and diesel generation facility
▪236.0 MW Montpelier combustion turbine generation facility
▪101.5 MW Yankee combustion turbine generation and solar facility
▪25.0 MW Hutchings combustion turbine generation facility
▪12.0 MW Monument diesel generation facility
▪12.0 MW Sidney diesel generation facility

The Peaker Assets are being sold for $241.0 million in cash. The cash purchase price is subject to adjustments at closing based on working capital, capacity commitments and timing of the closing of the transaction.

The sale transaction is subject to expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and approval by the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act, and other closing conditions. The Asset Purchase Agreement includes customary representations, warranties and covenants by the parties. The Asset Purchase Agreement also contains certain termination rights for the parties, including if the closing does not occur within nine months following the date of the Asset Purchase Agreement (subject to extension by an additional 90 days). Each party has agreed to indemnify other parties for, or to guarantee in the event of, breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions and limitations.

Credit Agreement Amendments

On December 15, 2017, DPL, in order to facilitate the Peaker Asset Sale, entered into the First Amendment to Credit Agreement (the “First Amendment”), with AES Ohio, the lenders party thereto and U.S. Bank National Association, as administrative agent for the lenders, which First Amendment amended the Credit Agreement dated July 31, 2015 (the “Credit Agreement”), among DPL, the financial institutions from time to time signatory thereto and U.S. Bank National Association, as administrative agent for the lenders.

The First Amendment amended the Credit Agreement to, among other things, specifically permit, as an exception to the negative covenants therein, (x) dispositions of generating facilities owned by DPL or any of its subsidiaries (with additional conditions required to be met for any disposition of generation assets that do not use coal as their primary fuel source) and (y) dispositions of interests held by DPL and its subsidiaries in transmission assets to tenants-in-common (or affiliates thereof) in exchange for tenants-in-common interests in other transmission assets which, together with cash received by DPL and its subsidiaries for the disposition of interests, represent reasonably equivalent value as determined by DPL.

DPL will use the net cash proceeds from the Peaker Asset Sale to repay in full the outstanding term loans under the Credit Agreement and to repay additional debt and/or fund infrastructure investments. Additionally, the First Amendment provides that upon the payment in full of the outstanding term loans under the Credit Agreement, the “Consolidated Total Debt to Consolidated EBITDA” financial covenant ratios and time periods, as described in Section 7.11(a) of the Credit Agreement, will be replaced with the following (with the definition of Consolidated EBITDA also modified to add back certain non-recurring cash expenses related to the closure or sale of DPL’s generation facilities):

Period	Maximum Ratio
September 30, 2015 through December 31, 2018	7.25 to 1.00
January 1, 2019 through June 30, 2019	7.00 to 1.00
July 1, 2019 through December 31, 2019	6.75 to 1.00
January 1, 2020 and afterward	6.50 to 1.00

Item 2.06 Material Impairments.

As a result of entering into the Asset Purchase Agreement on December 15, 2017 for the Peaker Asset Sale, DPL estimates that it will recognize aggregate impairment charges with respect to the Peaker Assets of approximately $95.0 million to $110.0 million. The anticipated impairment is not expected to result in any current or future cash expenditures.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Such forward-looking statements include, but are not limited to, the occurrence or timing of the transactions contemplated under the Asset Purchase Agreement or the use of sale proceeds, estimates and expectations regarding impairments, strategic objectives, business prospects, anticipated economic performance and financial condition, management’s expectations and other similar matters. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, timing of events, accurate projections of market conditions and regulatory rates, future interest rates, commodity prices, continued normal levels of operating performance and electricity volume at distribution companies and operational performance at generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and expected rates of return.

Actual results could differ materially from those projected in our forward-looking statements due to uncertainties and other factors. Important factors that could affect actual results, for example, are discussed in DPL’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in DPL’s 2016 Annual Report on Form 10-K. Readers are encouraged to read

DPL’s filings to learn more about the risk factors associated with DPL’s businesses. DPL undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any security holder who desires copies of DPL’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding exhibits) without charge by addressing a request to the Office of the Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Copies of such reports also may be obtained by visiting DPL’s website at www.dplinc.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: December 15, 2017	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

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